UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2013 (July 16, 2013)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Parkway S., Suite 600, Houston, Texas		77099
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) previously announced that Neal Butler decided to resign as President and Chief Executive Officer of the Company, as well as his position as a member of the Board, effective as of July 10, 2013 in a press release on June 28, 2013. The Board appointed Christopher T. Fraser, the Company’s Chairman of the Board, to serve as the Company’s Interim President and Chief Executive Officer of the Company effective as of July 10, 2013 and a search is conducted by the Board for a permanent Chief Executive Officer. A copy of the Company’s press release announcing the departure of Mr. Butler and the appointment of Mr. Fraser was furnished with the Company’s report on Form 8-K filed July 2, 2013.

In connection with his resignation, Mr. Butler and the Company have now entered into a Letter Agreement dated July 16, 2013 (the “Letter Agreement”). Under the Letter Agreement and the Company’s Executive Severance Plan dated as of October 10, 2008 (“Severance Plan”), Mr. Butler’s resignation is deemed a termination by the Company other than for Cause or Poor Performance and a Qualifying Termination (as such terms are defined in the Severance Plan) for which he shall be entitled to the severance benefits under Section 4.2(a) (the “Severance Benefits”) of the Severance Plan. The Severance Benefits include (a) a lump sum severance payment of $930,860, which is two times Mr. Butler’s base salary for 2013, and (b) the amount of $350,921.47, which is a prorated portion of Mr. Butler’s target annual short term incentive or bonus (being 80% of his base salary) for the fiscal year ending July 31, 2013, with such proration based on the number of days in which Mr. Butler was employed this fiscal year, divided by 365. Additionally, pursuant to the Letter Agreement, Mr. Butler will be paid $32,221.44 for earned but unused vacation and will provide transition services for the Company for a period of six months for which he will be paid $10,000 per month. In consideration of the Severance Benefits and the payment for the transition services, the Letter Agreement signed by Mr. Butler includes a release as set forth in Section 10 of the Letter Agreement. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached to this current report as Exhibit 10.30 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.30	Letter Agreement with Mr. Butler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date July 17, 2013
Name:	John V. Sobchak
Title:	Vice President & CFO